Clean Vision's Clean-Seas Morocco Secures Long-Term Feedstock Agreement

Monday, July 31, 2023 9:00 AM

Company Update

1,000,000 mTons per year of plastic feedstock contract ensures facilities revenue streams

LOS ANGELES, CA / ACCESSWIRE / July 31, 2023 / Clean Vision Corporation (OTCQB:CLNV) ("Clean Vision" or the "Company"), an emerging leader in the sustainable clean technology and green energy sectors, today announced that its subsidiary, Clean-Seas Morocco ("CSM" has entered into a feedstock supply contract with Clean Oceans 2, a global leader in waste management.

The agreement provides for the delivery of waste plastic (feedstock) from Clean Oceans 2 to CSM's facility in Agadir, Morocco at no cost to CSM. With a maximum deliverable amount of up to 1,000,000 metric tons of feedstock per year, CSM has secured its supply of feedstock for the Morocco facility, a critical component needed for CSM to expand its Plastic Conversion Network ("PCN"), a patent-pending software network connecting sources of feedstock, conversion facilities throughout Morocco. The current operational facility in Agadir operates at 20 TPD capacity and is expected to expand operations to 120 TPD by the end of 2023. The Company currently believes it can reach 500 TPD capacity by 2025. The feedstock, sourced from the European Union ("EU"), will be delivered to CSM in full compliance with the Basel Convention.

"Securing this volume of feedstock is key to the Clean-Seas plan for its PCN expansion in North Africa and will allow us to pursue and secure off-take agreements. Locking down our feedstock supply chain is a huge step forward in executing on our business

plan and accelerating the currently planned expansion of our portfolio. This contract allows us to offer a risk mitigated, financing opportunity for our debt providers with the hope of leading to non-dilutive capital sources, which we see as adding value for our shareholders, in order to rapidly expand the Company's portfolio" stated Dan Bates, the Chief Executive Officer of Clean Vision.

The Company has previously stated that it expects its standard 100 TPD pyrolysis line, operating at 300 days per year, will convert 30,000 mTons of plastic feedstock annually, which it estimates will generate up to $12 million dollars in gross annual revenue. The Company estimates that it will need greater than 30 - 100 TPD lines to process the full 1,000,000 mTons of feedstock deliverable to CSM, resulting in an estimated $360 million in gross revenue annually. The Company expects this revenue will be generated by producing low sulphur pyrolysis oils from plastic feedstock, which it intends to sell to multinational petrochemical companies for delivery into the plastic circular economy. While additional machinery, capital and off-take agreements are necessary to reach these estimates, securing the feedstock supply from Clean Oceans 2 is a huge step forward in executing on these plans.

"As Clean-Seas expands its PCN around the world, it is crucial to secure the raw materials needed for the facility's long-term operations and success" said Dan Harris, the Chief Executive Officer of Clean-Seas Morocco.

The principles of Clean Oceans 2 have been focused on international waste management and recycling for over 20 years, formerly operating under the name Pisga Logistics. Avi Menashe, the Chief Executive Officer of Clean Oceans 2, is well known in the field both in Israel and around the world. Mr. Menashe has developed a worldwide network connecting waste collectors with customers who recycle various waste streams for industrial needs. Clean Oceans 2 has business relationships in the EU, China, Vietnam and the Mediterranean basin where it partners with leading

recycling companies, such as Veolia Group, Amnir Industries and Environmental Services and more.

"Clean-Seas has created a unique approach to solving the world's plastic crisis with its PCN technology and Clean Oceans 2 is thrilled to be a part of this important project" said Avi Menashe, CEO of Clean Oceans 2. "We work with feedstock located all over the world and anything that we can do to divert it from incineration, landfill and the oceans is a win for the environment, not to mention good for our company's bottom line."

A typical Clean-Seas facility utilizes pyrolysis technology to convert plastic feedstock into environmentally friendly commodities, including precursors for the petrochemical industry, driving plastic circularity. As currently planned, the CSM facility in Agidir is set to start operating at 120 TPD by the end of 2023, with the goal to expand as quickly as capital and feedstock supply allows.

CSM is the first operational facility within the Company's PCN. Clean-Seas is planning, pursuing and developing four previously announced U.S. based projects in West Virginia, Arizona, Michigan and Massachusetts.

About Clean Vision Corporation

Clean Vision is a public company that operates a portfolio of synergistic companies in the sustainable clean technology and green energy sectors. For more information, visit: www.cleanvisioncorp.com and follow us on Twitter: @CleanVisionCorp

About Clean-Seas, Inc.

Clean-Seas, Inc. is a wholly owned subsidiary of Clean Vision. It is working to provide efficient and cost-effective technology solutions that address the global plastic crisis as creating economic opportunity and social benefit across the world. Clean-Seas' goal is to offer "best in class" pyrolysis technology deployment with strategic alliances for

plastic diversion and conversion, including securing plastic feedstock and off-take agreements. For more information, visit: www.clean-seas.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, statements about our future financial performance, including our estimated revenue generation, cash flows, costs of revenue and operating expenses; our anticipated growth; our predictions about our industry; our estimates with respect to expanding and meeting our projections for our facilities; our daily processing capabilities; our ability to raise capital and secure contracts

needed to meet expected revenue and processing capabilities; our ability to secure feedstock and offtake agreements sufficient to meet anticipated growth, revenue generation and project processing capabilities; the impact of local and global regulations and laws; and our ability to attract, retain and cross-sell to clients. The forward-looking statements contained in this press release are also subject to other risks and uncertainties. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Clean Vision Corporation

Dan Bates, CEO

d.bates@cleanvisioncorp.com

Investors

Frank Benedetto

619-915-9422

SOURCE: Clean Vision Corporation

Topic:

Company Update